EXHIBIT 10.1.2

                      SECOND AMENDMENT TO CREDIT AGREEMENT

      This Second Amendment to Credit Agreement (this "Amendment") is entered into effective as of the 8th day of October, 1996, by and among Patina Oil & Gas Corporation ("Patina"), SOCO Wattenberg Corporation ("SWAT"), Gerrity Oil & Gas Corporation ("Gerrity"), (Patina, SWAT and Gerrity are each individually referred to herein as "Borrower" and collectively as "Borrowers"), Texas Commerce Bank National Association, as Administrative Agent ("Administrative Agent"), NationsBank of Texas, N.A., as Documentary Agent ("Documentary Agent"), Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais New York Branch, as Co-Agents ("Co-Agents") and the financial institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) as Banks (individually a "Bank" and collectively "Banks").

                               W I T N E S E T H:

      WHEREAS, Borrowers, Administrative Agent, Documentary Agent, Co-Agents and Banks are parties to that certain Credit Agreement dated as of May 2, 1996 (the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, pursuant to the Credit Agreement the Banks have made certain Loans to Borrowers; and

      WHEREAS, pursuant to that certain First Amendment to Credit Agreement, dated as of June 28, 1996, by and among Borrowers, Agents and Banks, the parties amended and revised certain provisions of the Credit Agreement, all as more particularly described therein; and

      WHEREAS, subject to the terms and conditions set forth herein, Borrowers, Agents and Banks desire to further amend and waive certain provisions of the Credit Agreement, all as more fully described herein.

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrowers, each Agent, and each Bank hereby agree as follows:

      SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended effective October 8, 1996 (the "Effective Date") in the manner provided in this Section 1.

     1.1. Amendment to Definitions. The definition of "Loan Papers" contained in


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Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

            "Loan Papers" means this Agreement, the Notes, the Patina Guarantees, the Collateral Assignment of Intercompany Loan, the Tax Credit Transaction Agreement, the Patina Pledge Agreement, the Gerrity Pledge Agreement, the First Amendment, the Second Amendment, all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, and all other certificates, documents or instruments

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      delivered in  connection  with this  Agreement,  as the  foregoing  may be amended from time to time.

     1.2. Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add the following definition to such Section:

            "Second Amendment" means the Second Amendment to Credit Agreement dated effective as of October 8, 1996, entered into by and among Borrowers, Agents, and Banks.

     1.3. Restricted Payments Covenant. Section 9.2 of the Credit Agreement shall be amended to read in full as follows:

            SECTION 9.2. Restricted Payments. Neither any Borrower nor any Restricted Subsidiary of any Borrower will declare or make any Restricted Payment; provided, that, so long as no Default, Event of Default or Borrowing Base Deficiency then exists, and provided that no Default or Event of Default would result therefrom (a) Patina shall be permitted to
      (i) declare and pay accrued dividends on the Preferred Stock, and (ii) repurchase any of its Common Stock or Preferred Stock or warrants, options or other rights to acquire such Common Stock or Preferred Stock, so long as, at any date, the sum of (A) the aggregate amount of all such dividends declared and paid pursuant to clause (a)(i) above during the period commencing on the Closing Date to and including such date, plus (B) the aggregate amount of all such Common Stock or Preferred Stock or warrants, options or other rights to acquire such Common Stock or Preferred Stock repurchased by Patina pursuant to clause (a)(ii) above, plus (C) the aggregate amount of all Investments made by Patina to purchase Gerrity Preferred Stock from the Closing Date to and including the date of such declaration or payment (excluding Investments in Gerrity Preferred Stock made in the form of Preferred Stock or Common Stock) shall not exceed the Patina Restricted Payment Limit in effect at such time, and (b) Gerrity


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      shall be  permitted  to (i)  repurchase  or redeem  Subordinate  Notes (A)
      tendered to Gerrity for redemption on the Subordinate Note Redemption Date pursuant to Section 4.08 of the Indenture, and (B) after the Subordinate Note Redemption Date, and (ii) declare and pay accrued dividends on the Gerrity Preferred Stock, so long as, at any date, the sum of (A) the aggregate amount of all dividends declared and paid on the Gerrity
      Preferred Stock during the period commencing on the Closing Date to and including such date (excluding any such dividends paid to Patina), plus
      (B) the excess of the aggregate repurchase or redemption price paid by Gerrity for all Subordinate Notes repurchased or redeemed by Gerrity subsequent to the Closing Date over the sum of (1) 101% of the aggregate principal balance of all such Subordinate Notes on the date of redemption or repurchase,  plus (2) accrued but unpaid interest on all such

     Subordinate  Notes redeemed on the date of redemption or repurchase,  shall not exceed the  Gerrity  Restricted  Payment  Limit in effect on such date.

     Nothing

      contained in this Section 9.2 shall limit or impair the right and ability of Gerrity to make Distributions to Patina or the right and ability of the Restricted Subsidiaries of each Borrower to make Distributions to such Borrower or to other Restricted Subsidiaries of such Borrower.

     1.4. Hedge Transactions Covenant. Section 9.11 of the Credit Agreement shall be amended to read in full as follows:

            SECTION 9.11. _____ Oil and Gas Hedge Transactions. No Borrower will, and no Borrower will permit any of its Restricted Subsidiaries to, enter into Oil and Gas Hedge Transactions which would cause the volume of
      (a) (i) the aggregate notional volume of oil which is the subject of oil Oil and Gas Hedge Transactions in existence at any time to exceed seventy-five percent (75%) of any such Borrower's and its Restricted Subsidiaries' anticipated production of oil from proved, developed producing reserves during the entire term of such existing Oil and Gas Hedge Transactions, and (ii) the notional volume of oil with respect to which a settlement is required on a particular settlement date under such oil Oil and Gas Hedge Transactions to exceed (A) [ninety percent (90%)] of any such Borrower's and its Restricted Subsidiaries' anticipated production of oil from proved, developed producing reserves for the period (a "Settlement Period") from the immediately preceding settlement date under any oil Oil and Gas Hedge Transaction (or the commencement of such Oil and Gas Hedge Transaction in the event there is no prior settlement


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      date) to such settlement date in the case of any Settlement  Period ending on or prior to January 31, 1997, and (B) seventy five percent (75%) of any such Borrower's and its Restricted Subsidiaries' anticipated production of oil from proved, developed producing reserves for any Settlement Period thereafter, and (b) (i) the aggregate notional volume of gas which is the subject of gas Oil and Gas Hedge Transactions in existence at any time to
      exceed  seventy-five   percent  (75%)  of  any  such  Borrower's  and  its
      Restricted Subsidiaries' anticipated production of gas from proved, developed producing reserves during the entire term of such existing Oil and Gas Hedge Transactions, and (ii) the notional volume of gas with respect to which a settlement is required on a particular settlement date under such gas Oil and Gas Hedge Transactions to exceed (A) [ninety percent (90%)] of any such Borrower's and its Restricted Subsidiaries' anticipated production of gas from proved, developed producing reserves for the Settlement Period ending on such settlement date in the case of any Settlement Period ending on or prior to January 31, 1997, and (B) seventy-five percent (75%) of any such Borrower's and its Restricted
      Subsidiaries'   anticipated  production  of  gas  from  proved,  developed producing reserves for any Settlement Period thereafter.

      SECTION 2. Waiver Regarding September 15 Reserve Report. Banks hereby waive Borrowers' obligation to comply with Section 4.1 of the Credit Agreement to the extent, but only to the extent, that Section 4.1 requires Borrowers to deliver to each Bank, by September 15, 1996, a Patina Reserve Report, Patina Related Asset Report, Gerrity Reserve Report and Gerrity Related Asset Report prepared as of June 30, 1996 (collectively, the "September 96 Reports"). Each Borrower hereby acknowledges that such waiver is limited solely to Section 4.1 of the Credit Agreement, and solely to the September 96 Reports. Nothing contained herein shall obligate Banks to grant any additional or future waiver of Section 4.1 of the Credit Agreement or any other provision of any other Loan Paper.

      SECTION 3. Representations and Warranties. In order to induce Agents and Banks to enter into this Amendment and grant the waiver contained in Section 2 hereof, each Borrower hereby represents and warrants to each Agent and each Bank that:

      (a) each representation and warranty of each Borrower and the Restricted Subsidiaries contained in the Loan Papers are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date);

     (b) neither a Default nor an Event of Default has occurred which is continuing; and


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     (c)  Borrowers  have no  defenses to  payment,  counterclaims  or rights of set-off with respect to the Obligations on the date hereof.

      SECTION 4.  Miscellaneous.

      4.1 Reaffirmation of Loan Papers; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. Each Borrower hereby extends the Liens securing the Obligations until the Obligations have been paid in full, and agrees that the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof.

      4.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      4.3 Legal Expenses. Each Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

     4.4 Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until this Amendment has been executed by Borrowers and Required Banks at which time this Amendment shall be binding on, enforceable against and inure to the benefit of Borrowers, Agents and all Banks. Facsimiles shall be effective as originals.

      4.5 COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT
AND THE OTHER
LOAN  PAPERS  REPRESENT  THE FINAL  AGREEMENT  AMONG THE  PARTIES AND
MAY NOT BE
CONTRADICTED  BY EVIDENCE OF PRIOR,  CONTEMPORANEOUS  OR ORAL
AGREEMENTS OF THE
PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

      4.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment to be duly executed by their respective Authorized Officers on October __, 1996, but effective as of the date and year first above written.

                                          BORROWERS:

                                          PATINA OIL & GAS CORPORATION,

                                          a Delaware corporation

                                          By:
                                          Its:

                                          SOCO WATTENBERG CORPORATION,

                                          a Delaware corporation

                                          By:
                                          Its:

                                          GERRITY OIL & GAS CORPORATION,

                                          a Delaware corporation

                                          By:
                                          Its:

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                                          ADMINISTRATIVE AGENT:

                                          TEXAS COMMERCE BANK
                                          NATIONAL ASSOCIATION

                                          By:
                                          Its:

                                          DOCUMENTARY AGENT:

                                          NATIONSBANK OF TEXAS, N.A.

                                          By:
                                          Its:



                                          CO-AGENTS:

                                          CIBC, INC.

                                          By:
                                          Its:

                                          CREDIT LYONNAIS NEW YORK BRANCH

                                          By:
                                          Its:

                                          BANKS:

                                          TEXAS COMMERCE BANK
                                          NATIONAL ASSOCIATION

                                          By:
                                          Its:

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                                          NATIONSBANK OF TEXAS, N.A.

                                          By:
                                          Its:

                                          CIBC, INC.

                                          By:
                                          Its:

                                          CREDIT LYONNAIS NEW YORK BRANCH

                                          By:
                                          Its:

                                          WELLS FARGO BANK, N.A.

                                          By:
                                          Its:

1/209116.5

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